Exhibit 10.16

SECOND AMENDMENT TO INDUSTRIAL BUILDING LEASE

THIS SECOND AMENDMENT TO INDUSTRIAL BUILDING LEASE (“Second Amendment”) is made this          day of March, 2008, by and between Nebraska Furniture Mart, Inc., a Nebraska corporation (“Landlord”), and Gordmans, Inc., d/b/a Gordmans, a Delaware corporation (“Tenant”).

WITNESSETH:

A. Landlord and Tenant entered into a certain Standard Form Industrial Building Lease (Multi- Tenant) (the “Original Lease”) dated as of December 2, 2005, as amended by that certain First Amendment to Industrial Building Lease (“First Amendment”) dated March 1, 2006, whereby Landlord leased to Tenant certain premises consisting of approximately 110,133 rentable square feet (the “Original Premises”) in the building commonly known as 402 South Rose Blumkin Drive, Omaha, Nebraska 68114 (the “Building”). The Original Lease and the First Amendment are herein referred to as the Lease.

B. Landlord and Tenant desire to amend the Lease to reflect the lease by Landlord to Tenant of certain additional space, upon the terms and provisions hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. DEFINITIONS. Each capitalized term used in this Second Amendment shall have the same meaning as is ascribed to such capitalized term in the Lease, unless otherwise provided for herein.

2. FIRST ADDITIONAL PREMISES. Beginning on July 1, 2008 (“First Additional Premises Delivery Date”), Landlord the Original Premises shall be expanded to include approximately 30,480 rentable square feet of space (“First Additional Premises”) commonly known as 400 S. Rose Blumkin Drive, Omaha, Nebraska 68114 and depicted on Exhibit “A” attached hereto and made a part hereof. From and after the First Additional Premises Delivery Date, the “Premises” as used and defined in the Lease shall be the Original Premises and the First Additional Premises. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the First Additional Premises to Tenant on the date stated herein for causes outside Landlord’s reasonable control. If Landlord is unable to deliver possession of the First Additional Premises to Tenant by such date, then such date shall be deferred until Landlord can deliver possession of the First Additional Premises to Tenant.

3. TERM. The “Expiration Date” of the Lease shall be May 31, 2016.

4. RENT.

4.1. Base Rent. Beginning on September 1, 2008, “Base Rent” under the Lease shall be as follows: (a) $25,679.14 through May 31, 2011; and (b) $28,659.38 from June 1, 2011 through May 31, 2016.

4.2. Additional Rent. Beginning on September 1, 2008, “Tenant’s Proportionate Share” shall under the Lease shall be 49.72%.

5. ACCEPTANCE OF PREMISES.

5.1 Landlord’s Work Items. Landlord agrees to complete the matters set forth on Exhibit “B” attached hereto and made a part hereof (“Landlord’s Work Items”). Except as set forth above, no failure to tender possession of the First Additional Premises to Tenant on or before the First Additional Premises Delivery Date or complete Landlord’s Work Items as required hereunder shall: (a) in any way affect any other obligations of Tenant hereunder, or (b) extend the Expiration Date. Tenant’s acceptance of possession of the

First Additional Premises upon Landlord’s tender thereof shall constitute Tenant’s acknowledgment that the First Additional Premises are in good order and satisfactory condition and Landlord has satisfied its obligations for the Landlord Work Items.

5.2. Condition of Premises. Tenant acknowledges that it has made its own inspection of the First Additional Premises and the Property and that, except to the extent of Landlord’s obligations under Section 5.1 above, neither Landlord, nor any representative of Landlord, has made any representation as to the condition of the First Additional Premises or Property or the suitability of the First Additional Premises for Tenant’s intended use and the First Additional Premises shall be delivered to Tenant “AS IS” “WHERE IS” with all faults. Landlord and Tenant mutually agree on the rentable square feet of the First Additional Premises and the Building and the same shall not be subject to adjustment or re-measurement.

6. SIGNAGE. Tenant shall be allowed to install one prototypical exterior wall mounted sign to the exterior of the North side of the First Additional Premises whose total area does not exceed 200 square feet following written approval by Landlord of plans and specifications for such sign. All signs installed by Tenant shall be at Tenant’s sole cost and expense and shall be installed in compliance with all applicable Laws (as defined below). Tenant shall remove all signs of Tenant upon the expiration or earlier termination of the Lease and, at Landlord’s request, fill any holes in the Building caused by the signage, and repaint the surface of the Building where the signage was located.

7. BROKER. Tenant covenants, warrants and represents that N&M Brokerage Services, L.L.C. was the only broker to represent Tenant in the negotiation of this Second Amendment (“Tenant’s Broker”). Landlord covenants, warrants and represents that CB Richard Ellis|MEGA was the only broker to represent Landlord in the negotiation of this Lease (“Landlord’s Broker”). Landlord shall be solely responsible for paying the commission of Landlord’s Broker pursuant to a separate agreement between Landlord and Landlord’s Broker. Each party agrees to and hereby does defend, indemnify and hold the other harmless against and from any brokerage commissions or finder’s fees or claims therefor by a party claiming to have dealt with the indemnifying party and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing. The foregoing indemnification shall survive the termination or expiration of the Lease.

8. BINDING EFFECT. The Original Lease, as amended hereby, shall continue in full force and effect, subject to the terms and provisions thereof and hereof. In the event of any conflict between the terms of the Original Lease and the terms of this Second Amendment, the terms of this Second Amendment shall control. This Second Amendment shall be binding upon and inure to the benefit of Landlord, Tenant and their respective successors and permitted assigns.

9. SUBMISSION. Submission of this Second Amendment by Landlord to Tenant for examination and/or execution shall not in any manner bind Landlord and no obligations on Landlord shall arise under this Second Amendment unless and until this Second Amendment is fully signed and delivered by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this First Amendment as of the day and year first above written.

LANDLORD: Nebraska Furniture, Mart, Inc., a Nebraska corporation

By:
Its:	President

TENANT Gordmans, Inc. d/b/a Gordmans, a Delaware corporation

By:
Its:	President - CEO

EXHIBIT “A”

First Additional Premises

EXHIBIT “B”

Landlord Work Items

1.	The existing 2,000 square feet of office space in the First Additional Premises shall be in “As Is” condition.

2.	Radiant heat in warehouse shall be in good working order subject to Tenant approval.

3.	Dock doors shall be in good working order subject to Tenant approval.

4.	Mechanical, plumbing and electrical in good working order including gas, forced air heat. Power shall be 3-phase, 400 amp service.

5.	Sprinkler system in good working order.

6.	Utilities shall be prorated starting September 1, 2008.

7.	Roof shall be in leak-free, water tight condition.

8.	Parking lot, driveways and truck apron shall be in good condition.

INDUSTRIAL SPACE

LEASE PROPOSAL

for

402 S. Rose Blumkin Drive, Omaha, NE 68114

and

400 S. Rose Blumkin Drive, Omaha, NE 68114

January 25, 2008

This proposal contains the basic terms and conditions upon which Gordmans is interested in amending its lease arrangement for space located at 402 S. Rose Blumkin Drive and expansion into 400 S. Rose Blumkin Drive, in Omaha, Nebraska.

LOCATION:	402 S. Rose Blumkin Drive 400 S. Rose Blumkin Drive Omaha, Nebraska

LANDLORD:	Nebraska Furniture Mart, Inc.

TENANT:	Gordmans, Inc. d/b/a Gordmans

LEASED PREMISES:	The existing 111,933 rentable square feet (“Existing Space”) currently occupied by Gordmans and the adjacent 30,480 rentable square feet (“Expansion Space”).

COMMENCEMENT DATE:	Landlord will turn over the Expansion Space no later than July 1, 2008. Rent commencement on the Expansion Space shall be September 1, 2008.

LEASE TERM:	The lease term shall be amended to provide for a lease termination May 31, 2016.

FIXED ANNUAL RENTAL:	402 S. Rose Blumkin Drive: • 111,933 rentable square feet at $2.25/SF for the entire term.

400 S. Rose Blumkin Drive: • 30,480 rentable square feet at $1.98/SF for the entire term.

Lease Proposal	January 25, 2008	Page 2

LANDLORD’S WORK FOR EXPANSION SPACE:

Landlord agrees to provide Tenant with the following:

1.      The existing 2,000 square feet of office space in the Expansion Space shall be in “vanilla box” condition including ceiling grid and new tiles, painted walls and finishes and new carpet.

2.      Radiant heat in warehouse shall be in good working order subject to Tenant approval.

3.      Dock doors shall be in good working order subject to Tenant approval.

4.      Mechanical, plumbing and electrical in good working order including gas, forced air heat. Power shall be 3-phase, 400 amp service.

5.      Sprinkler system in good working order.

6.      Separate gas and electric utilities providing Tenant with own meters.

7.      Roof shall be in leak-free, water tight condition.

8.      Parking lot, driveways and truck apron shall be in good condition.

REAL ESTATE TAXES, BUILDING INSURANCE, MANAGEMENT AND OPERATING EXPENSES:	Tenant will pay its pro rata share of: • Real Estate Taxes (approx. $.45/SF) • Building Insurance (approx. $.03/SF) • Management Expenses (approx. $.05/SF) • Operating Expenses (approx. $.05/SF)

for the Expansion Space based upon the rentable square footage of 30,480 rentable square feet. The Existing Space shall continue to pay for real estate taxes, building insurance, management and operating expenses at the terms articulated in the primary lease.

Tenant shall pay its proportionate share of these expenses monthly in advance based upon estimates of these expenses made by the Landlord for each year. After the end of each calendar year the Landlord will compare the Tenant’s actual proportionate share of the operating expenses to those paid by the Tenant over the preceding year and make an appropriate true up.

The lease document will contain language that will set forth the method of finalization and verification of all operating expenses and real estate taxes for each calendar year.

SIGNAGE:	Landlord shall approve Tenant signage on the northern elevation of the Expansion Space.

COMMISSION:	Landlord to pay N&M Brokerage Services, L.L.C., a commission of 3% of the additional rent consideration projected at $1,259,246 for the Existing Space and $472,744 on the Expansion Space.

Lease Proposal	January 25, 2008	Page 3

Although this letter is intended to summarize the principal terms and conditions of the proposed transaction and contemplates a later execution of the build-to-suit/lease document, neither this letter nor any action of the parties to date shall be deemed to indicate a binding agreement between parties. This letter reflects the Tenant’s present intent regarding the terms and conditions of the proposed transaction and shall not be construed to create any legal rights or obligations between the Landlord and the Tenant. It is intended that all such legal rights and obligations will come into existence only when appropriate documentation has been executed. Please indicate your acceptance of this letter by signing below.

Sincerely,

Allan M. Murow
N&M Brokerage Services, L.L.C.

AGREED AND ACCEPTED this day of , 2008.
Gordmans, Inc.
By:
Printed Name:
Title:

AGREED AND ACCEPTED this day of , 2008.
Nebraska Furniture Mart, Inc.
By:
Printed Name:
Title: